CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of National Investment Managers Inc. on Form SB-2, of our report dated June 10, 2005, with respect to the combined financial statements of Stephen H. Rosen & Associates, Inc. and Affiliate as of December 31, 2004 and 2003 and for the years then ended.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 10, 2006


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of National Investment Managers Inc. on Form SB-2, of our report dated February 25, 2005, with respect to the combined financial statements of Pension Administration Services, Inc. and Affiliates as of and for each of the years in the two-year period ended December 31, 2004.

/s/Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 10, 2006


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of National Investment Managers Inc. on Form SB-2, of our report dated March 9, 2005, with respect to the consolidated financial statements of Duncan Capital Financial Group, Inc. and Subsidiaries as of December 31, 2004 and for the period from December 13, 2004 (date of capitalization) through December 31, 2004.

/s/Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 7, 2006